AMENDMENT NO. 1 TO EXCHANGE AGREEMENT

Amendment No. 1 to Exchange Agreement (this "Amendment") entered into this 22nd day of March 2007 by and between Ortec International, Inc., a Delaware corporation ("Ortec"), and Paul Royalty Fund, L.P. (formerly known as Paul Capital Royalty Acquisition Fund, L.P.), a Delaware limited partnership ("Paul Capital").

R E C I T A L S

WHEREAS, Ortec and Paul Capital are parties to that certain Exchange Agreement dated as of January 29, 2007 (as it may be amended, modified or supplemented from time to time, the "Exchange Agreement"); and

WHEREAS, Ortec and Paul Capital desire to amend certain provisions of the Exchange Agreement as set forth herein, including, inter alia, to increase the bridge loan capacity from $2,000,000 to $2,500,000.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

1.          Amendments to Exchange Agreement. The Exchange Agreement is hereby amended as follows:

(a)	The definition of "Bridge Notes" in Section 1 of the Exchange Agreement is amended by:

(i)	replacing "$2,000,000" in the third line of the definition with "$2,500,000"; and

(ii)	replacing "$718,000" in clause (xvii) of the definition with "$1,218,000"; and

(b)	Section 8 of the Exchange Agreement is amended by:

(i)	replacing "February 2007" in clause (a)(i) of Section 8 with "April 2007"; and

(ii)	replacing "$2,000,000" in clause (a)(ii) of Section 8 with "$2,500,000".

2.              Bridge Note Allonge Modifications. Ortec shall promptly enter into an Allonge Modification, substantially in the form attached as Exhibit A hereto, with each of the existing holders of Bridge Notes and agrees that all future Bridge Notes shall include the modifications reflected in such form.

3.              Full Force an Effect. Except as specifically amended hereby, the Exchange Agreement shall remain in full force and effect and is hereby ratified and confirmed.

4.              References to Agreement. The Exchange Agreement and this Amendment shall be read, taken and construed as one and the same instrument from and after the date hereof. Any references in the Exchange Agreement to "this Agreement", "hereunder", "herein" or words of like import, and each reference in any other document executed in connection with the Exchange Agreement, to "the Agreement", "thereunder", "therein" or words of like import, shall, from and after the date hereof, mean and be a reference to the Exchange Agreement as amended hereby.

5.              Titles and Captions. The titles and captions of the sections of this Amendment are for convenience of reference only and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof.

6.              No Presumptions. Each party hereto acknowledges that it has had an opportunity to consult with counsel and has participated in the preparation of this Amendment. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that another party hereto drafted or controlled the drafting of this Amendment.

7.              Governing Law; Dispute Resolution. This Amendment shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York without regard to principles of choice of law or conflict of laws. Each party to this Amendment (i) submits to the jurisdiction of the courts of the State of New York, located in New York County, New York, and, to the extent it can and does obtain jurisdiction, to the jurisdiction of the United States District Court for the Southern District of New York, with respect to the enforcement of any matter arising out of this Amendment, (ii) waives any objection to venue in the County of New York, State of New York, or such District Court, and (iii) agrees that service of any summons, complaint, notice or other process relating to such proceeding may be effected in the manner for notice provided by Section 15 of the Exchange Agreement.

8.              Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the day and year first above written.

Ortec International, Inc.

By: /s/ Alan Schoenbart Print Name: Alan Schoenbart Title: Chief Financial Officer

Paul Royalty Fund, L.P. (formerly known as Paul Capital Royalty Acquisition Fund, L.P.)

By: Paul Capital Management, LLC, its General Partner

By: Paul Capital Advisors, L.L.C., its Manager

By: /s/ Lionel Leventhal Print Name: Lionel Leventhal Title: Manager

Exhibit A

ALLONGE  MODIFICATION

to Promissory Note No: PN – ____

made by Ortec International, Inc. to

_________________ dated _____________

Section 3 in its entirety, of the Note is changed to read as follows:

3. Seniority and Ranking. The Company represents that pursuant to Amendment No. 1 dated March 22, 2007 to the Exchange Agreement dated January 29, 2007, between the Company and PRF (together the “Exchange Agreement”), the face amount of the principal obligation evidenced by this Note is senior to the obligations owed by the Company to PRF as set forth in the Exchange Agreement. The Company has not heretofore and will not hereafter incur any other obligation which will rank senior or pari-passu to the obligation evidenced by this Note, other than notes of like-kind in the aggregate principal amount of $2,500,000, inclusive of this Note. The Company has advised the Payee that (x) the obligation evidenced by this Note, (y) the Company's obligations incurred with respect to such additional notes and (z) the obligations owed by the Company for an aggregate of $2,500,000 borrowed or that may be borrowed by the Company from October 2006 through April 2007, all of which such obligations owed by the Company are evidenced by notes substantially similar to this note, are or will be ranked pari-passu as to repayment by the Company.

Both the Payee and the Company agree to the above modification of Section 3 of the Note as provided in this Allonge Modification.

Dated: March 23, 2007	Ortec International, Inc.

By:
Print Name:
Title:

By:
Print Name:
Title:

The undersigned, Paul Royalty Fund, L.P., hereby acknowledges that the note to which the foregoing is an allonge constitutes part of the $2,500,000 bridge financing capital referred to in the Exchange Agreement and shall be entitled to the priority liquidation preference in accordance with Section 8 of the Exchange Agreement referred to.

PAUL ROYALTY FUND, L.P. (formerly known as Paul Capital Royalty Acquisition Fund, L.P.)

By: Paul Capital Management, LLC, its General Partner

By: Paul Capital Advisors, L.L.C. its Manager

By: ____________________________________
Print Name:
Title: